SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2018

_____________________________

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50191 Commission File Number	98-0201259 (I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2018 The Registrant’s Board of Directors appointed Stephen T. O’Rourke as a Director of the Company. Mr. O’Rourke is 63 years old.

Mr. O’Rourke served as President of Global Petroleum Exploration for BHP Billiton (BHP:NYSE) and was  a member of the Senior Management Team for the corporation. Other key roles at BHPB included VP of Development Planning and VP of Appraisal and Petroleum Engineering. Prior to joining BHPB he held various senior technical and management roles for Shell Oil Company. Mr. O’Rourke is a founding partner of Strategic Management Partners LLC, a consulting firm based in Rapid City, SD specializing in energy, minerals & business development. He serves as Managing Director for Heat Mining LLC, a geothermal technology development company and is a Managing Partner for Geoparks International LLC, a geologic consulting group focused on the Black Hills of South Dakota. He is currently a non-executive board member of RESPEC, an engineering consulting firm also based in Rapid City, SD. Stephen serves as a member of the South Dakota School of Mines & Technology (SDSM&T) Geological Engineering advisory board and is Vice Chair of the SDSM&T Foundation Executive Committee. Mr. O’Rourke holds a BSc in Geological Engineering and an Honorary Doctorate of Public Service from SDSM&T and is a graduate of the Wharton School of Business Advanced Management Program.

Section 9 - Financial Statements and Exhibits Item

9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit NumberDescription

EX - 99.1Press Release dated August 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP

                       (Registrant)

Date August 22, 2018

By /s/ Gerald M. Aberle

Gerald M. Aberle, PRESIDENT